                                                   SCHEDULE 14A
                                                  (Rule 14a-101)

                                      INFORMATION REQUIRED IN PROXY STATEMENT

                                             SCHEDULE 14A INFORMATION
                            Proxy Statement pursuant to Section 14(a) of the Securities
                                               Exchange Act of 1934

Filed by the Registrant / X /
Filed by a party other than the Registrant
Check the appropriate box:
/  /   Preliminary Proxy Statement                                 /  / Confidential, For Use of the Commission
/X /   Definitive Proxy Statement                                       Only (as permitted by Rule 14a-6(e)(2))
/  /   Definitive Additional Materials
/  /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                                Perini Corporation
                                 (Name of Registrant as Specified In Its Charter)

                     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
           /X /  No fee required.
           /  /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
           (1)   Title of each class of securities to which transaction applies:

           (2)   Aggregate number of securities to which transaction applies:

           (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):

           (4)   Proposed maximum aggregate value of transaction:

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           /  /  Fee paid previously with preliminary materials:

          /  /   Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number of the Form or Schedule and the date of its filing.

           (1)   Amount Previously paid:

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Perini Corporation
73 Mt. Wayte Avenue
Framingham, Massachusetts 01701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2006

TO THE STOCKHOLDERS OF PERINI CORPORATION:

        NOTICE IS HEREBY GIVEN that the 2006 annual meeting of the stockholders of PERINI CORPORATION, a Massachusetts corporation (the “Company”) will be held at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 18, 2006, at 9:00 a.m., local time.

At the meeting, holders of Common Stock, par value $1.00 per share, of the Company (the “Common Stock”) will consider and vote on the following matters:

  Elect three (3) Class I Directors, to hold office for a three-year term, expiring at the Company's 2009 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
  Consider and ratify the selection of Deloitte & Touche LLP, independent registered public accountants, as auditors of the Company for the fiscal year ending December 31, 2006;
  Consider an amendment to the Company's 2004 Stock Option and Incentive Plan to increase the number of shares of the Company's common stock available for issuance thereunder by 2,000,000 shares; and
  Consider and act upon such other business as may properly come before the meeting or any adjournment or postponements thereof.

        The Board of Directors has fixed the close of business on March 29, 2006 as the record date for the determination of the stockholders entitled to vote at the meeting. Only stockholders of record as of the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        A PLAIN WHITE form of proxy is being solicited from holders of the Common Stock. Whether or not you plan to attend the meeting, please fill in, sign, date and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. It is important that these cards be returned. If you receive more than one card because your shares are registered in different names, please execute each such card and return it promptly to assure that all your shares will be voted.

                                                     By order of the Board of Directors,

                                                     Susan C. Mellace, Secretary

Framingham, Massachusetts
April 17, 2006

        The Annual Report of the Company, including financial statements for the year ended December 31, 2005, is being sent to stockholders concurrently with this Notice.

Perini Corporation
73 Mt. Wayte Avenue
Framingham, Massachusetts 01701

PROXY STATEMENT

ANNUAL MEETING OF THE STOCKHOLDERS
OF PERINI CORPORATION

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PERINI CORPORATION (“Company”, “Perini”, “we”, “us”, and “our”) to be used at our annual meeting of stockholders to be held at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 18, 2006, at 9:00 a.m., local time, and at any adjournment or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A PLAIN WHITE proxy card is being sent to holders of our Common Stock, $1.00 par value (the “Common Stock”). If the accompanying form of proxy is executed and returned, it may be revoked at any time before it is voted by written notice to our Secretary, by the subsequent execution and delivery of another Proxy, or by voting in person at the Annual Meeting. The Proxy Statement, Notice of Annual Meeting and the enclosed Proxy Card, are first being mailed on or about April 17, 2006 to the stockholders of record as of March 29, 2006.

        The Board of Directors has fixed the close of business on March 29, 2006 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting. As of March 29, 2006, the Company had outstanding 26,107,656 shares of Common Stock. Each share is entitled to one vote.

STOCKHOLDER VOTES REQUIRED

        If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority under the rules of the New York Stock Exchange (“NYSE”) to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. The election of directors (proposal 1) and the ratification of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006 (proposal 2) are considered routine matters. The approval of the amendment to the Company s 2004 Stock Option and Incentive Plan (proposal 3) is not considered to be a routine matter, and accordingly your brokerage firm cannot vote your shares on such matter. We encourage you to provide voting instructions to your brokerage firm by returning your completed proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

        The presence, in person or by proxy, of outstanding shares of Common Stock representing a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

        A quorum being present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary to elect each of the nominees for director. As discussed above, if your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority under the rules of the NYSE to vote your unvoted shares held by the firm on proposal 1. You may vote FOR any or all director nominees and/or WITHHOLD your vote from any or all of the director nominees. Votes that are withheld and broker non-votes will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

        Ratification of the selection of Deloitte & Touche as the Company’s independent auditor for 2006 requires the affirmative vote of a majority of all the shares present or represented at the Annual Meeting and cast on the proposal. As discussed above, if your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority under the rules of the NYSE to vote your unvoted shares on proposal 2. If you vote to ABSTAIN on proposal 2, your shares will not be voted in favor of such proposal. Abstentions and broker non-votes on proposal 2 will have no effect on such proposal.

        Under our By-Laws, the affirmative vote of a majority of the total number of votes cast at the meeting is needed to approve the amendment to the 2004 Stock Option and Incentive Plan. Under the listing requirements of the New York Stock Exchange, the proposal must be approved by a majority of votes cast on the proposal, and the total votes cast on the proposal must represent 50 percent in interest of all securities entitled to vote on the proposal. As discussed above, if your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm does not have authority under the rules of the NYSE to vote your unvoted shares on this proposal. Under our By-Laws, neither abstentions nor broker non-votes will have an effect on the outcome of the approval of the amendment to the 2004 Stock Option and Incentive Plan. For the listing requirements of the New York Stock Exchange, approval of the proposal requires that (1) a majority of common stock issued, outstanding and entitled to vote at the Annual Meeting must actually vote on the matter (with abstentions counting as votes and broker non-votes not counting as votes) and (2) votes in favor must constitute at least a majority of the votes cast (with abstentions counting as votes cast and broker non-votes not counting as votes cast).

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

        Any proposal of a stockholder submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s statement and form of proxy for its 2007 Annual Meeting of Stockholders must be received by the Company on or before December 20, 2006 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Perini Corporation, 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701-9160, Attn: Clerk.

        The Company’s By-Laws require that the Company be given advance written notice of stockholder nominations and of other matters which shareholders wish to present for action at an annual meeting of shareholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). Any nomination or other proposal of a stockholder intended to be presented at the Company’s 2007 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be received by us not earlier than November 20, 2006, nor later than March 6, 2007. If a shareholder fails to provide timely notice of a proposal to be presented at the 2007 annual meeting, the proxies designated by the Company’s Board of Directors will have discretionary authority to vote on any such proposal which may come before the meeting. In addition, stockholder proposals and director nominations must comply with the requirements of our By-Laws. Any such proposal should be mailed to: Perini Corporation, 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701-9160, Attn: Clerk.

PROPOSAL 1

ELECTION OF DIRECTORS

        In accordance with our By-Laws, our Board of Directors is divided into three approximately equal classes, with each Director serving for a term of three years. As a consequence, the term of only one class of Directors expires each year, and their successors are elected for terms of three years. The Board of Directors has set the number of Directors at nine (9) members (as follows):

          Name                                           Age         Director Since

          Class I - Term Expires 2006
          Robert Band*                                   58               1999
          Michael R. Klein*(1)(2)(3)                     64               1997
          Robert L. Miller*(2)                           65               2004

          Class II - Term Expires 2007
          Willard W. Brittain, Jr. (1)                   58               2004
          Robert A. Kennedy (1)                          70               2000
          Ronald N. Tutor                                65               1997

          Class III - Term Expires 2008
          Peter Arkley(3)                                51               2000
          James A. Cummings                              61               2003
          Raymond R. Oneglia(1)(2)(3)                    58               2000

                   *Nominee for election
                   (1)  Audit Committee Member
                   (2)  Compensation Committee Member
                   (3)  Corporate Governance and Nominating Committee Member

        The principal occupation and business experience of each director listed above for the last five years is set forth below:

        Ronald N. Tutor has served as our Chief Executive Officer since March 2000, as Chairman since 1999 and as a director since 1997. Mr. Tutor also serves as Chairman, President and Chief Executive Officer of Tutor-Saliba Corporation, a California corporation engaged in the construction industry.

        Peter Arkley has served as a director since May 2000. He has served as Managing Principal of Aon Risk Services, Inc., an insurance and bonding brokerage firm, since 1994. He is also a director of Valley Crest Companies, a privately-held company.

        Robert Band has served as a director since 1999. He has also served as Chief Operating Officer since 2000 and as President since 1999. He has served as President of Perini Management Services, Inc. since 1996.

        Willard W. Brittain, Jr. became a director in November, 2004. He has served as Chairman and Chief Executive Officer of Professional Resources on Demand, a private senior executive staffing company since 2002. He previously served as Chief Operating Officer of PwC Consulting since 2000, and Chief Operating Officer of PricewaterhouseCoopers, LLP and Price Waterhouse since 1995.

        James A. Cummings has served as a director since March 2003. Since 1981, he has served as Chairman and Chief Executive Officer of James A. Cummings, Inc., a Florida-based commercial construction company that was acquired by the Company in 2003.

        Robert A. Kennedy has served as a director since March 2000. From 1993 to 2003, Mr. Kennedy served in various capacities for The Union Labor Life Insurance Company, a provider of insurance and financial services to its union members and related trust funds, including as Vice President of Special Projects from 2001 to 2003. He is also a director of Supershuttle International, Inc., a private company.

        Michael R. Klein has served as a director since January 1997 and as Vice Chairman of our Board since September 2000. Mr. Klein was a partner of the law firm Wilmer Cutler Pickering from 1974 until 2004, and when Wilmer Cutler Pickering merged with the law firm Hale and Dorr LLP in 2004 became a partner of Wilmer Cutler Pickering Hale and Dorr LLP until his retirement in 2005. Mr. Klein is currently senior counsel to that firm, for which he receives no compensation. Mr. Klein also serves as Chairman of the Board of Directors of CoStar Group, Inc., a provider of commercial real estate information and as Chairman of the Board of Le Paradou, LLC, a privately held company. He is also a director of SRA International, Inc., a publicly-traded provider of technology and strategic consulting services and solutions, and of AStar Air Cargo, Inc., and OZ Fitness, Inc., which are privately held.

         Robert L. Miller has served as a director since October, 2004. He is also an investor and developer of real estate properties. From 1999 to 2002, he served on the Los Angeles Water Quality Control Board.

        Raymond R. Oneglia has served as a director since March 2000. He has also served as Vice Chairman of the Board of Directors of O&G Industries, Inc., a Connecticut corporation engaged in the construction industry, since 1997 and has served in various operating and administrative capacities since 1970.

        The Corporate Governance and Nominating Committee of our Board of Directors has recommended Robert Band, Michael R. Klein and Robert L. Miller for election as Class I Directors. Unless otherwise noted thereon, proxies solicited hereby will be voted for the election of Messrs. Band, Klein and Miller as Directors to hold office until the 2009 Annual Meeting of Stockholders and until their successors are chosen and qualified. Each nominee has consented to being named herein, and if elected, each nominee has consented to serve as a Director until his successor is duly elected and qualified. The Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason but if that should occur prior to the meeting, proxies solicited hereby may be voted either for a substitute nominee designated by the Board or recommended by the Corporate Governance and Nominating Committee, or the Board may determine to reduce the number of Directors.

        The Board recommends a vote FOR each of the Class I nominees for election as Director.

OWNERSHIP OF COMMON STOCK BY DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE
OFFICERS AND PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information concerning beneficial ownership as of March 31, 2006 of our common stock by each Director and director nominee; each Executive Officer named in the summary compensation table; all Directors and Executive Officers as a Group; and all persons we know to hold in excess of 5% of our common stock.

                                                                       Shares of Common Stock
                                                                        Beneficially Owned on
                                                                       March 31, 2006 (1) (2)
                      Name and Address*                                   Shares           %
---------------------------------------------------------------      ----------------------------

Directors, Director Nominees and Executive Officers
---------------------------------------------------

Ronald N. Tutor                                                        3,965,229  (3)    15.16%
Robert Band                                                              180,698  (4)      **
Craig W. Shaw                                                            132,120  (5)      **
Michael R. Klein                                                          72,935  (6)      **
Zohrab B. Marashlian                                                      71,500  (7)      **
Martin Shubik (8)                                                         20,247  (9)      **
Raymond R. Oneglia                                                         8,340           **
Williard W. Brittain, Jr.                                                  4,840           **
Robert A. Kennedy                                                          4,000  (10)     **
Robert L. Miller                                                           2,340           **
Peter Arkley                                                               1,000           **
Michael E. Ciskey                                                              -              -
James A. Cummings                                                              -              -
                                                                    ------------       ---------
All Directors and Executive Officers as a Group (13 persons)           4,463,249         16.86%
                                                                     ------------       ---------

Beneficial Ownership of 5% or More
----------------------------------

Tutor-Saliba Corporation                                               3,965,229  (3)    15.16%
FMR Corp.                                                              3,331,600  (11)   12.74%
Fidelity Management & Research Company                                 3,195,900  (11)   12.22%
Edward C. Johnson 3rd                                                  3,195,900  (11)   12.22%
O&G Industries, Inc.                                                   1,802,941  (12)    6.89%
Jeffery L. Gendell                                                     1,713,800  (13)    6.55%
Tontine Capital Partners, L.P.                                         1,423,600  (13)    5.44%
Tontine Capital Management, L.L.C.                                     1,423,600  (13)    5.44%
                                                                     ------------       ---------
Total beneficial owners of more than 5% of Perini's Common
Stock                                                                 10,813,570  (14)   41.34%
                                                                     ------------       ---------

  *   Unless otherwise indicated, the address is
       c/o Perini Corporation, 73 Mt. Wayte Avenue,
       Framingham, Massachusetts  01701.
  **  Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options or warrants that are currently exercisable or exercisable within 60 days of March 31, 2006 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Based on 26,158,843 shares of common stock outstanding as of March 31, 2006.

(3) Represents 3,965,229 shares of common stock over which Mr. Tutor holds sole voting and investment power based on information contained in the Schedule 13D/A of Tutor-Saliba Corporation, or Tutor-Saliba, dated January 10, 2006. The address for Tutor-Saliba is 15901 Olden Street, Sylmar, California 91342.

(4) Includes 100,000 shares for which Mr. Band holds options.

(5) Includes 130,000 shares for which Mr. Shaw holds options.

(6) Represents 64,635 shares of common stock directly owned by Mr. Klein and 8,300 shares (as to which he disclaims beneficial interest) owned by a trust for his children.

(7) Represents 71,500 shares for which Mr. Marashlian holds options.

(8) Mr. Shubik was elected director at the 2005 Annual Meeting by the holders of our $21.25 Convertible Exchangeable Preferred Stock. The terms of our Preferred Stock provide that as a result of dividends on the Preferred Stock being in arrears for at least six quarters, the holders of the Preferred Stock are entitled, voting as a separate class, to elect two (2) Directors, to hold office until the earlier of (i) the date upon which their elected term expires and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. All of the accrued dividends have been declared, along with redemption of the preferred shares and funds therefor set apart for payment, such payment to be made on May 17, 2006. As a result of this action, Mr. Shubik is no longer a director, and holders of the Preferred Shares will not elect directors at the 2006 Annual Meeting.

(9) Represents shares of common stock issuable upon conversion of 18,500 depositary shares at a conversion rate of 0.662 shares of common stock for each depositary share. Of the 18,500 depository shares, 5,500 shares are owned by a trust of which Mr. Shubik serves as trustee and disclaims any beneficial ownership. The percentage of depositary shares owned by Mr. Shubik to the total number of depositary shares outstanding is 10.0%.

(10) Includes 3,000 shares for which Mr. Kennedy holds options.

(11) Based on information contained in a Schedule 13G/A and Exhibit A to that Schedule 13G, filed on February 14, 2006 by FMR Corp. Fidelity Management & Research Company is an investment adviser and a wholly owned subsidiary of FMR Corp. Edward C. Johnson 3d is the Chairman of FMR Corp. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(12) Based on information contained in a Schedule 13D/A filed January 4, 2006 by O&G Industries, Inc., or O&G. The address of O&G is 112 Wall Street, Torrington, Connecticut 06790.

(13) Based on information contained in a Schedule 13G/A filed on February 14, 2006 by Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C., Tontine Partners, L.P., Tontine Management, L.L.C., Tontine Overseas Associates, L.L.C., and Jeffrey L. Gendell, the address of each of which is 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830.

(14) The total share amount and percentage eliminates the multiple counting of (a) 3,965,229 shares of our common stock beneficially owned by Mr. Tutor, which are also included in Tutor-Saliba's total (see Note 3 above), (b) 1,423,600 shares of our common stock with respect to which Tontine Capital Partners, L.P. and Tontine Capital Management, L.L.C.

share beneficial ownership, and which are included in Mr. Gendell's total (see Note 13 above), and (c) 3,195,900 shares of our common stock shown in the table as being owned by each of Fidelity Management & Research Company and Edward C. Johnson 3d, which are included in FMR Corp.'s total (see Note 11 above).

CORPORATE GOVERNANCE

        Perini has developed Corporate Governance Guidelines and a Code of Business Conduct and Ethics to outline our commitment to carefully govern the operation of our business and compliance with applicable laws and regulations, while maintaining the highest of ethical standards. Perini's Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company's website at http://www.perini.com. In order to access this portion of our website, click on the "Corporate Governance" tab. Any amendments to, or waivers of, the Code of Business Conduct and Ethics which applies to our Directors, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or any person performing similar functions will be disclosed on our website promptly following the date of such amendment or waiver.

Our Board of Directors

        Our affairs are managed under the direction of our Board of Directors. Our Directors serve until their successors are duly elected and qualified or until their earlier resignation, removal or disqualification. There are no family relationships between our directors and executive officers. For certain relationships between Perini and our directors see "Certain Transactions." Our Board currently has nine directors. Six of these Directors (Mr. Oneglia, Mr. Klein, Mr. Brittain, Mr. Miller, Mr. Kennedy, and Mr. Arkley) are independent, as defined by the New York Stock Exchange listing standards and as affirmed by the Board of Directors. The independent directors of the Board meet in executive session without management on a regularly scheduled basis, at least twice annually or as many times as they deem necessary. Meetings of the independent directors are chaired by a Lead Director, who is nominated by the Corporate Governance and Nominating Committee and appointed by the independent directors. Mr. Klein is currently the Lead Director.

        The Board of Directors met four times during 2005. During 2005 all of our Directors attended at least 75% of the meetings of our Board of Directors and committees of which they are members. The members of the Board are encouraged to attend our annual stockholders' meetings. Nine directors attended the 2005 Annual Stockholders' meeting.

Communications with the Board

        The Board welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be addressed to Perini Corporation, 73 Mt. Wayte Avenue, Framingham, MA 01701 and marked to the attention of the Board or any of its committees or individual directors.

Committees of Our Board of Directors

Audit Committee

        Our Board of Directors has an Audit Committee, which consists of Willard W. Brittain, Jr. (Chair), Michael R. Klein, Raymond R. Oneglia and Robert A. Kennedy. Each of the members of the Audit Committee meets the independence and experience requirements of the rules of the New York Stock Exchange and the Securities and Exchange Commission, as affirmed by the Board. Based upon review of his qualifications, the Board has designated Mr. Brittain as the Committee's "financial expert", as defined by the SEC. The Audit Committee met ten times during 2005. The primary duties and responsibilities of the Audit Committee are to:

  Oversee that management maintains the integrity of our internal controls, financial systems and financial statements;
  Review the annual audited financial statements with management and the independent auditor;
  Appoint and evaluate the independent auditor;
  Oversee that management maintains compliance with legal and regulatory requirements;
  Meet with the independent auditor in executive session at least annually;
  Monitor the independence and performance of both our internal and external auditors; and
  Annually review the Audit Committee's charter and performance.

        The Audit Committee has the authority to retain special legal, accounting or other consultants to advise the Committee.

The Audit Committee Report is included herein on pages 11 and 12. The Audit Committee Charter is available on the Company's website at http://www.perini.com. In order to access this portion of our website, click on the "Corporate Governance" tab.

Compensation Committee

        Our Board of Directors has a Compensation Committee, which consists of Raymond R. Oneglia (Chair), Michael R. Klein and Robert L. Miller. Each member of the Committee is an independent director, as defined by the New York Stock Exchange and as affirmed by the Board. The duties of the Compensation Committee are summarized in "The Compensation Committee Report" on pages 13 through 15 herein. The Compensation Committee met four times during 2005.

        The Compensation Committee has the authority to retain special consultants to advise the Committee as it considers necessary. The Compensation Committee Charter is available on our website at http://www.perini.com. In order to access this portion of our website, click on the "Corporate Governance" tab.

Corporate Governance and Nominating Committee

        Our Board of Directors has a Corporate Governance and Nominating Committee, which consists of Michael R. Klein (Chair), Peter Arkley and Raymond R. Oneglia. Each member of the Committee is an independent director, as defined by the New York Stock Exchange and as affirmed by the Board. The Corporate Governance and Nominating Committee met three times during 2005. The duties of the Corporate Governance and Nominating Committee include:

  Identifying individuals qualified to become directors and recommending to the Board the persons to be nominated for election as directors at the annual meeting of stockholders;
  Recommending director nominees for each committee of the Board and nominees for Chair of each committee;
  Evaluating the independence of each Board member and so advising the Board;
  Conducting a review and update as necessary of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics;
  Conducting evaluations of the performance of the Board and each committee, including a self-evaluation; and
  Nominating a Lead Director whose duties shall include presiding at executive sessions of the independent directors.

        Potential Board candidates may include candidates nominated by stockholders in accordance with our By-Laws, those identified by a search firm retained for such purpose, or other candidates. The minimum qualifications and specific qualities and skills required for directors are set forth in the Corporate Governance and Nominating Committee charter. Any person whose name is so submitted will be evaluated in light of the needs of Perini and the qualities, skills and characteristics described above. Any nominee recommended by a stockholder will be reviewed and considered in the same manner as any other nominee. In order to be considered for inclusion as a nominee for director at our 2007 Annual Meeting of Stockholders, a recommendation must be received no later than March 6, 2007. Recommendations must be in writing and must contain the information set forth in Section 3.9 of our Bylaws.

        The Committee has the authority to retain consultants or other experts as it considers necessary to assist in the performance of its duties. The Corporate Governance and Nominating Committee Charter is available on our website at http://www.perini.com. In order to access this portion of our website, click on the "Corporate Governance" tab.

THE AUDIT COMMITTEE REPORT

        Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Company's Board of Directors submits the following report.

        The primary duties and responsibilities of the Audit Committee (the "Committee"), which met ten times during the past fiscal year, are to oversee:

  The integrity of the Company's internal controls, financial systems and financial statements;

  Compliance by the Company with legal and regulatory requirements; and

  The independence and performance of both the Company's internal and external auditors.

        We meet with management periodically to consider the adequacy of the Company's internal controls, as well as compliance with Sarbanes Oxley Section 404, and the objectivity of the Company's financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel and internal auditors.

        We meet privately with both the independent auditors and the internal auditors, as required, each of whom has unrestricted access to the Committee.

        We also appoint the independent auditors and review periodically their performance and independence from management. As in prior years, the independent auditors are invited to be present at our Annual Meeting of Stockholders.

        The Directors who currently serve on the Committee meet the "independence" and "experience" requirements of the New York Stock Exchange, and have been so affirmed by the Board. In connection therewith, the Board of Directors has determined that none of us has a relationship to Perini Corporation that may interfere with our independence from the Company and its management. The Board of Directors has designated Willard W. Brittain Jr. as the Audit Committee Financial Expert, based in part on review of his qualifications.

        The Board has adopted a written charter setting forth the duties and responsibilities the Committee is to perform, which we review annually and revise as appropriate.

        Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls, and compliance with Sarbanes Oxley Section 404.

        The independent auditors audit the effectiveness of the internal controls over financial reporting as well as annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discuss with us any issues they believe should be raised with us.

        This year, we reviewed the Company's audited financial statements and met with both management and Deloitte & Touche LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

        We reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted accounting standards. In addition, we have received from and discussed with Deloitte & Touche LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". These items relate to that firm's independence from the Company. We also discussed with Deloitte & Touche LLP any matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

Fees Paid to Audit Firm

        During the years ended December 31, 2005 and 2004, we retained Deloitte & Touche LLP to provide services in the following categories and amounts:

                                                      2005             2004
                                                  -------------    -------------

          Audit Fees                              $1,331,765       $1,165,323
                                                  -------------    -------------

          Audit Related Fees                      $    6,000       $        -
                                                  -------------    -------------

          Tax Fees                                $   88,875       $  451,120
                                                  -------------    -------------

          All Other Fees                          $        -       $        -
                                                  -------------    -------------

        The Committee has considered the nature of the other services provided by Deloitte & Touche LLP and concluded they are compatible with maintaining the auditors' independence. Annually, at the time we engage the auditors, we review the tasks to be performed by the independent auditors and pre-approve the related fees, as outlined in our Charter.

        Based on these reviews and discussions, we recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

                                                           AUDIT COMMITTEE
                                                            Willard W. Brittain, Jr., Chair
                                                            Robert A. Kennedy
                                                            Michael R. Klein
                                                            Raymond R. Oneglia

THE COMPENSATION COMMITTEE REPORT

        During 2005, the Compensation Committee of the Board of Directors of the Company consisted of three Directors, each of whom is "independent" under the rules of the New York Stock Exchange. The principal powers and duties of the Compensation Committee as established by the Board of Directors are:

  To review the Executive Compensation programs and policies and to employ outside expert assistance, if required, to analyze Company compensation practices to assure that they are consistent with corporate goals and objectives, and competitive with those of comparable firms in the construction industry;

  To review and approve corporate goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer, to evaluate his performance in light of those goals and objectives, and to determine and approve his compensation level based on this evaluation;

  To make recommendations to the Board with respect to non-CEO executive officer compensation;

  To recommend to the Board of Directors annual profit and other targets for the Company for the purpose of determining incentive compensation awards under the provisions of the Amended and Restated General and Construction Business Unit Incentive Compensation Plans (the "Incentive Compensation Plan"); and

  To administer the Incentive Compensation Plan and the Stock Option Plans; such administration includes power to (i) approve Participants' participation in the Plan, (ii) establish performance goals, (iii) determine if and when any bonuses shall be paid, (iv) pay out any bonuses, in cash or stock or a combination thereof, as the Committee shall determine from year to year, (v) construe and interpret the Incentive Compensation Plan and the Stock Option Plans, and (vi) establish rules and regulations and perform all other acts it believes reasonable and proper.

Compensation Policy

        The Compensation Committee strives to maintain corporate base salaries and the total compensation package appropriate to attract and retain highly qualified executives. This results in base salaries that generally are at the median range of those of other construction companies but allows executives to substantially exceed the median compensation levels when incentive compensation is earned. While recognizing that it may be difficult to find other companies with the same mix of business as the Company, the Committee, nevertheless, believes that a comparison with other construction companies is appropriate. The construction companies used for comparison for compensation purposes may include but are not limited to some of the companies which make up the construction peer group index shown in the Performance Graph set forth in this proxy statement.

        The compensation program for executive officers is composed of three elements: base salaries, annual incentive bonuses and long-term incentive stock awards. These elements of compensation are designed to provide incentives to achieve both short-term and long-term objectives and to reward exceptional performance. Salaries and annual incentive compensation bonuses result in payment for performance and are tied to the achievement of profit and/or cash flow targets. The value of the incentive stock awards depends upon the appreciation in market value of the Company's Common Stock.

Executive Salary Increases in 2005

        The members of top management designated as Named Executive Officers in the "Summary Compensation Table" on page 16 did not receive salary increases in 2005 with the exception of one executive who received an increase of 13%.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction of public companies for certain compensation in excess of $1 million paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees. During 2005, compensation totaling $956,000 was not tax deductible to the Company.

Compensation of the Chairman and Chief Executive Officer

        Our Chairman and Chief Executive Officer, Ronald N. Tutor, is generally compensated for his services under a management services contract between Perini and Tutor-Saliba Corporation, a company of which Mr. Tutor is the Chief Executive Officer and sole stockholder. Payments under this agreement were made at an annual rate of $375,000 in 2004 until the fourth quarter when the Committee adjusted the annual rate to $800,000 based upon the results of an executive compensation study commissioned by the Committee from a nationally recognized consulting firm. The Committee adjusted the annual rate to $900,000 in March, 2006. Payments totaling $800,000 were made under this agreement in 2005. In addition, Tutor-Saliba was awarded $800,000 in incentive compensation for each of 2004 and 2005 under the management services contract. In 2004, Mr. Tutor was awarded 150,000 shares of common stock, to be vested according to the terms of a Retention Incentive Agreement.

The Incentive Compensation Plan of the Company

        The Incentive Compensation Plan is an integral part of the total compensation package of the Chairman and Chief Executive Officer, as well as the five executives whose salaries were reviewed by the Compensation Committee in 2005 and approximately 85 other employees of the Company. Eligibility and designated levels of participation are determined by the Compensation Committee. Eligibility to participate under the Incentive Compensation Plan is limited to individuals who are executives, managers and key employees of the Company and its wholly owned subsidiaries, whose duties and responsibilities provide them the opportunity to (i) make a material and significant impact on the financial performance of the Company; (ii) have major responsibility in the control of the corporate assets; and/or (iii) provide critical staff support necessary to enhance operating profitability.

        Under the terms of the Incentive Compensation Plan, participants can achieve incentive compensation awards ranging from zero to as much as 100% of base salary, which depends on the achievement of certain corporate goals. In addition, the Committee has the authority, when appropriate, to make certain discretionary incentive compensation awards. In 2005, the corporate goals under the Plan were based upon achievement of our pretax income target for the year, before the effect of the WMATA judgment.

        No sums attributed to a participant in the Incentive Compensation Plan become vested until the Compensation Committee approves the payment, usually in March following the year earned.

        In 2006, the Committee authorized the payment of $6,269,000 of incentive compensation payments for 2005 operations to 91 participants. Payment of incentive compensation awards for 2005 performance were paid 100% in cash.

The 2004 Stock Option and Incentive Plan

        Our Board of Directors, believing that stock-based awards can play an important role in the success of Perini, adopted the 2004 Stock Option and Incentive Plan, which was approved by stockholders. Awards under the Plan may be in the form of stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, deferred stock awards or dividend equivalent rights. Eligibility, participation and vesting are determined by the Compensation Committee. No distributions are made under the Plan until the Compensation Committee reviews and approves the distribution.

        In 2004, the Committee authorized the granting of 150,000 restricted stock units and 150,000 shares of common stock to two individuals which will vest in 2005 and 2006, subject to the terms of the individual agreements. There were no awards made under the Plan in 2005.

                                                     COMPENSATION COMMITTEE
                                                     Raymond R. Oneglia, Chair
                                                     Robert L. Miller
                                                     Michael R. Klein

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table sets forth the cash compensation paid by us and our subsidiaries, as well as certain other compensation paid or accrued, to the Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company whose salary and bonus exceeded $100,000 (the "Named Executive Officers") for the years ended December 31, 2005, 2004 and 2003.

                                             Summary Compensation Table

                                                                                      Long-Term
                                              Annual Compensation                    Compensation
                                   -------------------------------------------      ---------------
                                                                                      Restricted           All Other
  Name and Principal                                                                    Stock             Compensation
       Position             Year       Salary         Bonus           Other             Awards                (1)
------------------------    ------    ----------    ----------      ----------      ---------------      ---------------
Ronald N. Tutor              2005     $      -       $800,000  (2)  $800,000   (2)  $            -         $     -
Chairman and Chief           2004            -        800,000  (2)   500,000   (2)       2,505,000  (3)          -
Executive Officer            2003            -        500,000  (2)   250,000   (2)               -               -

Robert Band                  2005     $425,000       $425,000              -                     -           4,900
President and Chief          2004      389,000        539,400              -             2,179,500  (4)      4,500
Operating Officer            2003      375,000        525,000              -                     -           3,000

Zohrab B. Marashlian         2005     $402,000       $364,200              -                     -           4,900
President, Perini Civil      2004      375,000        310,700              -                     -           4,500
Construction                 2003      375,000        150,000              -                     -           3,000

Craig W. Shaw                2005     $425,000       $425,000              -                     -           4,900
President, Perini            2004      389,000        489,400              -                     -           4,500
Building Company, Inc.       2003      375,000        375,000              -                     -           3,000

Michael E. Ciskey            2005     $275,000       $206,250              -                     -           4,900
Vice President, Chief        2004      243,000        232,200              -                     -           4,500
Financial Officer            2003      198,000        149,000              -                     -           3,000

(1)    "All Other Compensation" represents estimated annual Company 401(k) retirement contributions for each of the Named Executive Officers, except Mr. Tutor.

(2)    Represents management services fee and bonus paid to Tutor-Saliba Corporation of which Mr. Tutor is the Chairman, President, Chief Executive Officer and sole stockholder. See "Certain Transactions" on pages 21 and 22.

(3)    Represents the dollar value of 150,000 shares of common stock to be granted under our 2004 Stock Option and Incentive Plan based on the closing market price of $16.70 on the award date of December 15, 2004. 75,000 shares of common stock were distributed to Mr. Tutor on June 30, 2005. The remaining 75,000 shares will vest on June 30, 2006 subject to his continued service as our Chief Executive Officer, according to the terms of a Retention Incentive Agreement . At December, 31, 2005, the market value of the remaining 75,000 shares was $1,811,250. Mr. Tutor is not entitled to any dividends on these common shares until such shares have vested.

(4)    Represents the dollar value of 150,000 restricted stock units awarded under our 2004 Stock Option and Incentive Plan based on the closing market price of $14.53 on the grant date of August 18, 2004. 75,000 restricted stock units vested on the first anniversary of the grant date and were distributed to Mr. Band. The remaining 75,000 restricted stock units were distributed to Mr. Band in March 2006 upon determination by our Compensation Committee that certain pretax income goals had been met. At December 31, 2005, the market value of the shares of common stock underlying the undistributed units was $1,811,250.

Equity Compensation Plans

        The following table sets forth certain summary information with respect to stock options granted and available for future grants under equity compensation plans approved and not approved by stockholders as of December 31, 2005:

                           Equity Compensation Plan Information as of December 31, 2005

                                                                                                       Number of securities
                                                                                                  remaining available for future
                                           Number of securities to        Weighted-average            issuance under equity
                                           be issued upon exercise        exercise price of       compensation plans (excluding
                                           of outstanding options,       outstanding options,         securities reflected
            Plan category                    warrants and rights         warrants and rights              in column (a))
----------------------------------------------------------------------------------------------------------------------------------
                                                     (a)                         (b)                           (c)
Equity Compensation Plans:
Approved by Stockholders -

  Special Equity Incentive Plan(1)                 454,000                      $4.42                        195,634

  1982 Stock Option Plan(2)                          5,000                      $5.29                           -

  2004 Stock Option and Incentive Plan(3)          150,000                      $0.00                        700,000
----------------------------------------------------------------------------------------------------------------------------------

Not approved by Stockholders -
  Options Granted to Certain
  Directors and Executive Officers                  10,000                      $8.66                           -
----------------------------------------------------------------------------------------------------------------------------------

Total                                              619,000                      $3.43                        895,634
==================================================================================================================================

(1) Effective May 25, 2000, our stockholders approved the adoption of the Special Equity Incentive Plan which provides for the granting of non-qualified stock options to purchase up to 3,000,000 shares of our common stock to key executives, employees and directors. Options are granted at not less than the fair market value on the date of grant, and generally expire 10 years from the date of grant. All of the outstanding options are exercisable.

(2) The provisions of the 1982 Stock Option Plan expired during 2002. However, the Company still has 5,000 shares of common stock reserved for issuance under the Plan applicable to the remaining outstanding options, all of which are exercisable.

(3) Effective May 13, 2004, our stockholders approved the adoption of the 2004 Stock Option and Incentive Plan which provides for the issuance of up to 1,000,000 shares of our common stock pursuant to stock-based compensation awards to key executives, employees and directors. The Plan allows these stock-based compensation awards to be granted in a variety of forms, including stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, deferred stock awards and dividend equivalent rights. The Company is proposing to increase the number of shares authorized for issuance under the Plan by 2,000,000 shares, to an aggregate of 3,000,000 shares. See Proposal 3 below.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended December 31, 2005 and unexercised options held as of December 31, 2005:

               Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

                           Number of
                           Securities                                                                    Value of
                           Underlying                                Number of                         Unexercised
                             Shares                                 Unexercised                        In-the-Money
                          Acquired on         Value                   Options                            Options
        Name                Exercise        Realized            at December 31, 2005               at December 31, 2005
        ----              -------------    ------------    -------------------------------    -------------------------------
                                                           Exercisable     Unexercisable      Exercisable     Unexercisable
                                                           -----------     -------------      -----------     -------------
Ronald N. Tutor                   -           $       -              -               -          $        -       $       -
Robert Band                       -                   -        100,000               -           1,965,000               -
Zohrab B. Marashlian         70,000             956,500         71,500               -           1,404,975               -
Craig W. Shaw               155,000           2,085,725        160,000               -           3,144,000               -
Michael E. Ciskey                 -                   -              -               -                  -                -

        There were no stock options or stock appreciation rights granted to any of the Named Executive Officers during the year ended December 31, 2005.

Incentive Compensation Plans

        We have an incentive compensation plan for certain employees at the corporate level (The Perini Corporation Amended and Restated (2004) General Incentive Compensation Plan), or corporate plan, and an incentive compensation plan for certain employees at the business unit level (The Perini Corporation Amended and Restated (2004) Construction Business Unit Incentive Compensation Plan), or business unit plan. Under these plans, eligibility and designated levels of participation are determined by our Compensation Committee. Eligibility to participate under the corporate plan is limited to individuals who are executives, managers and key employees at the corporate level and eligibility to participate under the business unit plan is limited to individuals who are managers and key employees at our construction business unit level.

        Under the terms of the plans, participants can receive incentive compensation awards ranging from zero to as much as 100% of base salary. In addition, the Compensation Committee has the authority, when appropriate, to make certain discretionary incentive compensation awards. Awards are based on established corporate goals, levels of achievement of these goals and the base salaries and individual bonus limits assigned to the participants. The actual incentive compensation amounts available to participants at a business unit are based on the level of achievement of the corporate goal applied to the profit generated by that business unit. For 2006, the corporate goals under the plan are based on pretax income. No amount attributed to a participant in the plans become vested until the Compensation Committee approves the payment, usually in March following the year earned. Incentive compensation for the Named Executive Officers is included in the Summary Compensation Table under the “Bonus” column.

401(k) Plan

        We have a tax-qualified Section 401(k) Retirement Plan covering all of our executive, professional, administrative and clerical employees who are over 21 years of age and who have completed three months of service with us. Under the 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan. In addition, since 2002 we have made employer contributions into the 401(k) plan based on a non-discretionary match of employees’ contributions, as defined. Prior to 2002, our contribution to the 401(k) plan was based on a specified level of profits, subject to certain limitations, as well as approval by our Board of Directors of any discretionary contributions.

Pension Plan Disclosure

        The following table sets forth pension benefits payable based on an employee’s remuneration (“final average earnings”) and “years of service” as defined under our non-contributory Retirement Plan for all of our full-time employees, and to the extent covered remuneration is limited by the Internal Revenue Code of 1986, as amended, certain pension benefits payable have been augmented based on our Benefit Equalization Plan:

                                                   Pension Plan Table -
                                         Estimated Annual Pension Benefits (2) for
                                            Years of Service Indicated (1) (3)
                          ------------------------------------------------------------------------
Remuneration (1)               15 Years       20 Years       25 Years       30 Years       35 Years
----------------               --------       --------       --------       --------       --------

$125,000                       $ 23,179       $ 30,905       $ 38,631       $ 38,631       $ 38,631
 150,000                         28,804         38,405         48,006         48,006         48,006
 175,000                         34,429         45,905         57,381         57,381         57,381
 200,000                         40,054         53,405         66,756         66,756         66,756
 225,000                         45,679         60,905         76,131         76,131         76,131
 250,000                         51,304         68,405         85,506         85,506         85,506
 300,000                         62,554         83,405        104,256        104,256        104,256
 400,000                         85,054        113,405        141,756        141,756        141,756
 500,000                        107,554        143,405        179,256        179,256        179,256

(1)    Remuneration covered by the plan and the Benefit Equalization Plan is limited to an employee's annual salary. As of June 1, 2004 the Perini Corporation Pension Plan was "frozen", meaning that "final average earnings" and "years of service" will remain at the June 1, 2004 level for purposes of calculating future benefits.

(2)    The estimated annual benefits are calculated on a straight-line annuity basis and are not subject to any further deductions for Social Security since the Plan formula integrates the calculation of the benefits with certain adjustments for Social Security, as defined.

(3)    The estimated credited years of service for our Named Executive Officers are as follows: R. Band (31 years), Z.B. Marashlian (32 years), C.W. Shaw (26 years), and M.E. Ciskey (26 years). Mr. Tutor does not participate in this Plan.

Performance Graph

Comparison of 5-year Cumulative Total Return
Perini Corporation, NYSE Market Value Index And Selected Construction Peer Group

-----------------------------------------------------------------------------------------------------------------
                                                  12/31/01     12/31/02      12/31/03     12/31/04      12/31/05
-----------------------------------------------------------------------------------------------------------------
Perini                                    100          233          148           305          556           805
NYSE                                      100           91           74            96          109           118
Construction Peer Group                   100          115           88           126          180           257

        The above graph compares the performance of Perini with that of the New York Stock Exchange Market Value Index (“NYSE”) and a Construction Peer Group. The approximately fifteen companies included in the Construction Peer Group were selected by the appropriate construction-related Standard Industrial Classification Codes (or SIC Codes).

        The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 1, 2001, in each of Perini, the NYSE Market Value Index and the Construction Peer Group, with investment weighted on the basis of market capitalization.

Directors’ Compensation

        Fees for our outside directors consist of an annual retainer fee of $40,000, payable in cash or common stock at each director’s option, plus 1,000 shares of common stock. They also receive $900 per Board meeting attended in person and $300 per meeting attended telephonically. Members of the Audit Committee receive $2,000 per meeting attended in person and $500 per meeting attended telephonically. The Audit Committee Chair receives an additional retainer of $10,000. Members of the Compensation and Corporate Governance and Nominating Committees receive a fee of $900 per meeting attended in person and $300 per telephonic meeting. Ronald N. Tutor, our Chairman and Chief Executive Officer, has opted to receive no director fees since he is party to a management agreement described in “Certain Transactions” below.

Director and Officer Indemnification

        Our charter provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith, for acts or omissions involving intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. Our By-Laws provide that our directors and officers will be indemnified against liabilities that arise from their service as directors and officers, subject to certain exceptions. We have entered into agreements with our directors and officers that also provide for such indemnification, as well as expense and liability reimbursement. We have obtained insurance which insures our directors and officers against certain losses and which insures us against our obligations to indemnify our directors and officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. During 2005, we participated in certain joint ventures with O&G Industries, Inc., of which Raymond R. Oneglia, a member of the Compensation Committee, is Vice Chairman of the Board of Directors. Our share of these joint ventures contributed $38.4 million to our consolidated revenues for the year ended December 31, 2005.

CERTAIN TRANSACTIONS

        We believe that the transactions described below were on terms that were at least as favorable to us as we would have expected to negotiate with other unaffiliated third parties at the point in time these transactions were consummated.

Tutor-Saliba Management Agreement

        In January 1997, we entered into a management agreement with Tutor-Saliba, a California corporation engaged in the construction industry, and Ronald N. Tutor, chief executive officer and sole stockholder of Tutor-Saliba, to provide certain management services. The management agreement has been renewed annually by our Compensation Committee, which consists entirely of independent directors, under the same basic terms and conditions as the initial agreement except that the amount of the fee payable thereunder by us to Tutor-Saliba was increased effective January 1, 2000, from $150,000 to $250,000 per year and effective January 1, 2004, from $250,000 to $375,000 per year. In the fourth quarter of 2004, the Compensation

Committee increased the fee to $800,000 based on the findings of an executive compensation study commissioned from a nationally recognized independent consulting firm. In March, 2006 the Compensation Committee voted to increase the annual fee to $900,000. Effective December 31, 2001, Mr. Tutor was included as a participant in our incentive compensation plan. Since January 17, 1997, Mr. Tutor has been a member of our Board of Directors and an officer of Perini and effective July 1, 1999 was elected Chairman of our Board of Directors and effective March 29, 2000 was elected Chairman and Chief Executive Officer.

Joint Ventures

Tutor-Saliba Joint Ventures

        Historically, we have participated in joint ventures with Tutor-Saliba both on a sponsored and a non-sponsored basis and currently participate in certain joint ventures with them. These joint ventures generated total revenues of $64.6 million in 2005 of which our share contributed $39.2 million to our consolidated revenues for the year ended December 31, 2005.

O&G Joint Ventures

        We also participated in certain joint ventures with O&G Industries, Inc., of which Raymond R. Oneglia, a director of Perini, is Vice Chairman of the Board of Directors. These joint ventures generated total revenues of $54.9 million in 2005 of which our share contributed $38.4 million to our consolidated revenues for the year ended December 31, 2005.

AIG Relationship

        National Union Fire Insurance Company of Pittsburgh, Pa., a wholly owned subsidiary of American International Group, Inc., or AIG, is one of our sureties and a provider of insurance and insurance related services to us, as well as a former major shareholder in our company. Payments to AIG for surety, insurance and insurance related services approximated $12.5 million during the year ended December 31, 2005. The quality and cost of insurance services rendered are reviewed on an annual basis and competitive bids are obtained when deemed appropriate. National Union disposed of substantially all of its interest in Perini late in 2005.

Wilmer Hale Relationship

        Beginning In 2006, we retained the law firm of Wilmer Cutler Pickering Hale and Dorr LLP (“Wilmer Hale”) to perform legal services. Michael Klein, one of our directors, is a senior counsel to Wilmer Hale. Mr. Klein was a partner of the law firm Wilmer Cutler Pickering from 1974 until 2004, and when Wilmer Cutler Pickering merged with the law firm Hale and Dorr LLP in 2004 became a partner of Wilmer Cutler Pickering Hale and Dorr LLP until his retirement in 2005. In his current status as senior counsel, Mr. Klein receives no compensation from Wilmer Hale.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our Executive Officers and Directors, and persons who own more than 10% of a registered class of Perini’s equity securities (collectively, “Insiders”), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish Perini with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to us, we believe that during 2005 all Section 16(a) filing requirements applicable to its Insiders were met.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

        Our Audit Committee has selected the firm of Deloitte & Touche LLP, independent registered public accounting firm, as our auditors for the fiscal year ending December 31, 2006. Although stockholder approval of the selection of Deloitte & Touche LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved by our stockholders at the 2006 annual meeting, our Audit Committee will reconsider their selection of Deloitte & Touche LLP.

        Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

          The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for Perini for the fiscal year ending December 31, 2006.

PROPOSAL 3

AMENDMENT TO 2004 STOCK OPTION AND INCENTIVE PLAN

        Our Board of Directors and stockholders previously adopted and approved the 2004 Stock Option and Incentive Plan (the “Plan”). On April 5, 2006, our Board of Directors approved an amendment to the Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares, subject to stockholder approval. As of the record date, prior to the proposed amendment, 700,000 shares were available for future issuance under the Plan.

        On April 5, 2006, our Board approved the grant under the Plan of 1,265,000 shares of restricted stock to 28 members of management, such grants to vest in future periods and contingent upon continued employment. Certain of the grants vest subject to the attainment of performance goals. The proposed amendment of the Plan is necessary for the future payment of these grants. Our Board believes these grants will provide incentives for the retention of the personnel necessary to execute the work in our current backlog. The Board believes that shares of our common stock provide the best incentive for our employees and serve most effectively to align their interests with the interests of our stockholders. However, if the proposed amendment to the Plan is not approved by stockholders, the grants provide that an equivalent payment may be made in cash, at the Company’s option. On March 31, 2006, the last reported sale price of the Company’s common stock on NYSE was $30.37 per share.

        The grants of 1,265,000 shares approved by the Board on April 5, 2006 were awarded as follows:

                                                                Number
          Name and Position                                   of Shares

          Ronald N. Tutor                                        450,000
          Chairman and Chief Executive Officer

          Robert Band                                            100,000
          President and Chief Operating Officer

          Zohrab B. Marashlian                                    25,000
          President, Perini Civil Construction

          Craig W. Shaw                                          150,000
          President, Perini Building Company, Inc.

          Michael E. Ciskey                                       30,000
          Vice President, Chief Financial Officer

                                                            ---------------
          Executive Officer Group                                755,000
                                                            ===============

          Non-Executive Director Group                                 -
                                                            ===============

          Non-Executive Officer Employee Group                   510,000
                                                            ===============

        Other than as set forth above, no grants have been made with respect to the shares of common stock to be reserved for issuance under the 2004 Plan. Accordingly, the number of shares of common stock that may be granted to executive officers, all employees including non-executive officers, and current directors who are not executive officers is indeterminable at this time, as such grants are subject to the discretion of the Administrator. All officers, employees, non-employee directors and key persons (including consultants) of the Company are eligible to receive awards under the Plan at the discretion of the Administrator.

Summary Description of 2004 Plan

        The following summary of the principal terms of the Plan is qualified in its entirety by reference to the full text of the plan which is attached hereto as Appendix A.

        2004 Plan Administration. The Plan provides for administration by the Compensation Committee of the Board of Directors (the "Administrator"). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Plan. The Administrator may permit common stock, and other amounts payable pursuant to an award, to be deferred. In such instances, the Administrator may permit interest, dividends or deemed dividends to be credited to the amount of deferrals. In addition, the Administrator may not reprice outstanding options, other than to appropriately reflect changes in the capital structure of Perini.

        Eligibility and Limitations on Grants. All full-time and part-time officers, employees, non-employee directors and other key persons of Perini and its subsidiaries are eligible to participate in the Plan, subject to the discretion of the Administrator.

        The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 200,000 shares of common stock (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or deferred stock granted to an individual is intended to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), then the maximum award shall not exceed 200,000 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.

        Stock Options. Options granted under the Plan may be either incentive stock options (within the meaning of Section 422 of the Code) or non-qualified stock options. Incentive options may be granted only to employees of Perini or any subsidiary. Options granted under the Plan will be non-qualified options if they (i) fail to qualify as incentive options, (ii) are granted to a person not eligible to receive incentive options under the Code, or (iii) otherwise so provide. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-employee directors and other key persons.

        Other Option Terms. The Administrator has authority to determine the terms of options granted under the Plan. Generally, options are granted with an exercise price that is not less than the fair market value of the shares of common stock on the date of the option grant, except for options that are granted in lieu of cash compensation.

        The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised and, subject to the provisions of the Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

        Options granted under the Plan may be exercised for cash or by transfer to Perini (either actually or by attestation) of shares of common stock that are not then subject to restrictions under any Perini stock plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the option exercise price of the shares being purchased. Subject to applicable law, options granted under the Plan also may be exercised by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to us.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

        Stock Appreciation Rights. The Administrator may award a stock appreciation right either as a freestanding award or in tandem with a stock option. Upon exercise of the stock appreciation right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of common stock over the exercise price per share specified in the related stock option (or, in the case of a freestanding stock appreciation right, the price per share specified in such right) times the number of shares of common stock with respect to which the stock appreciation right is exercised. This amount may be paid in cash, in shares of common stock, or a combination of cash and common stock, as determined by the

Administrator. The exercise price per share of stock appreciation rights may not be less than 100% of the fair market value of the shares of common stock on the date of grant.

        Restricted Stock Awards. The Administrator may grant shares, at a purchase price (which may be zero) determined by the Administrator, of common stock to any participant subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with Perini through a specified vesting period. The vesting period shall be determined by the Administrator. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

        Unrestricted Stock Awards. The Administrator may also grant shares (at no cost or for a purchase price determined by the Administrator) of common stock that are free from any restrictions under the Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

        Deferred Stock Awards. The Administrator also may award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with Perini through a specified vesting period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years. During the deferral period, subject to terms and conditions imposed by the Administrator, the deferred stock awards may be credited with dividend equivalent rights (discussed below). Subject to the consent of the Administrator, a participant may make an advance election to receive a portion of his or her compensation or restricted stock award otherwise due in the form of a deferred stock award.

        Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the Plan may be paid currently or be deemed to be reinvested in additional shares of common stock, that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

        Tax Withholding. Participants under the Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing us to withhold shares of common stock to be issued pursuant to an option exercise or other award, or by transferring to us shares of common stock having a value equal to the amount of such taxes.

        Adjustments for Stock Dividends, Mergers, etc. The Plan authorizes the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the Plan and to any outstanding stock options to reflect stock dividends, stock splits and similar events. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of Perini, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other stock based awards will automatically be deemed waived. In addition, upon the effective time of any such transaction, the Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or other awards.

        Amendments and Termination. Our Board of Directors may at any time amend or discontinue the Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder's consent. Any amendments that materially change the terms of the Plan, including any amendments that increase the number of shares reserved for issuance under the Plan, expand the type of awards available, materially expand the eligibility to participate or materially extend the term of the Plan, or materially change the method of determining Fair Market Value, will be subject to approval by our Stockholders. To the extent required by the Code to ensure that options granted under the Plan qualify as incentive options or that compensation earned under awards granted under the Plan qualify as performance-based compensation under the Code, Plan amendments shall be subject to approval by our stockholders.

Tax Aspects under the U.S. Internal Revenue Code

        The following is a summary of the principal federal income tax consequences of transactions under the 2004 Plan. It does not describe all federal tax consequences under the 2004 Plan, nor does it describe state or local tax consequences.

        Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) there will be no deduction for Perini for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. Under current law, an optionee will not have any additional FICA (Social Security) taxes upon exercise of an incentive option.

        If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) Perini will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

        If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        Non-Qualified Options. With respect to non-qualified options under the 2004 Plan, no income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount (subject to the limitations of Section 162(m) of the Code), and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the option.

        Parachute Payments. The vesting of any portion of any option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to Perini, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on Our Deductions. As a result of Section 162(m) of the Code, our deduction for certain awards under the 2004 Plan may be limited to the extent that a Covered Employee receives compensation in excess of $1,000,000 in such taxable year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

        The Board recommends a vote FOR the amendment to the Company's 2004 Stock Option and Incentive Plan to increase the number of shares of the Company's common stock available for issuance thereunder by 2,000,000 shares.

PROPOSAL 4

OTHER MATTERS

         The Board of Directors knows of no other matters which are likely to be brought before the meeting. However, if any other matters of which the Board of Directors is not aware are presented to the meeting for action, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matters.

        Perini will bear the cost of solicitation of proxies. The solicitation of proxies by mail may be followed by telephone or oral solicitation of certain stockholders and brokers.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number: Perini Corporation, 73 Mt. Wayte Avenue, Framingham, MA 01701, Attention: Susan C. Mellace, Secretary, (508) 628-2000. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                                By order of the Board of Directors,

                                                Susan C. Mellace, Secretary

Framingham, Massachusetts
April 17, 2006

APPENDIX A

PERINI CORPORATION

2004 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Perini Corporation 2004 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Perini Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

        “Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Administrator" is defined in Section 2(a).

        “Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

        “Board” means the Board of Directors of the Company.

        “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

        “Committee” means the Committee of the Board referred to in Section 2.

        “Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

        "Deferred Stock Award" means Awards granted pursuant to Section 8.

        "Dividend Equivalent Right" means Awards granted pursuant to Section 11.

        “Effective Date” means the date on which the Plan is approved by stockholders as set forth in Section 17.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        “Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined by its closing price on the New York Stock Exchange. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

        “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

        “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

        “Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

        “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award.

        "Restricted Stock Award" means Awards granted pursuant to Section 7.

        “Stock” means the Common Stock, par value $1.00 per share, of the Company, subject to adjustments pursuant to Section 3.

        “Stock Appreciation Right” means any Award granted pursuant to Section 6.

        “Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

        “Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a) Committee. The Plan shall be administered by the Compensation Committee of the Board. (the "Administrator").

        (b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

                (i) to select the individuals to whom Awards may from time to time be granted;

                (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

                (iii) to determine the number of shares of Stock to be covered by any Award;

                (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

                (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

                (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

                (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

                (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

        (d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors' and officers' liability insurance coverage which may be in effect from time to time.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,000,000 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards (including any awards granted pursuant to the Company's Special Equity Incentive Plan which are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise)) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 200,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

        (b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company's capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        The Administrator may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Administrator that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

        (c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company's outstanding voting power immediately prior to such transaction do not own 40 percent or more of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of 60 percent or more of the Stock of the Company to an unrelated person or entity (in each case, a "Sale Event"), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

        Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

        (d) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

        Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

        (a) Grant of Stock Options. The Administrator in its discretion may grant Stock Options to eligible employees, Non-Employee Directors and key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee's election, subject to such terms and conditions as the Administrator may establish.

                (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant (other than options granted in lieu of cash compensation). If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

                (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

                (iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

                (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

                        (A) In cash, by certified or bank check or other instrument acceptable to the Administrator;

                        (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

                        (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

                (v) Annual Limit on Incentive Stock Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

        (b) Non-transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee, or by the optionee's legal representative or guardian in the event of the optionee's incapacity. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6. STOCK APPRECIATION RIGHTS

        (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock

Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Administrator having the right to determine the form of payment.

        (b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

        A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

        (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

                (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

                (ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

                (iii) All Stock Appreciation Rights shall be exercisable during the grantee's lifetime only by the grantee or the grantee's legal representative.

SECTION 7. RESTRICTED STOCK AWARDS

        (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

        (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, if any, if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, grantee shall surrender such certificates to the Company upon request without consideration.

        (d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company's right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock shall have a time-based restriction, the restriction period with respect to such shares shall not be less than three years. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee's rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee's termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. DEFERRED STOCK AWARDS

        (a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award shall have a performance-based goal, the restriction period with respect to such award shall not be less than one year, and in the event any such Deferred Stock Award shall have a time-based restriction, the restriction period with respect to such award shall not be less than three years. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

        (b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

        (c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

        (d) Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

        (e) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee's right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

        Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

        (a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company's return on equity, assets, capital or investment: (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) sales or market share; or (vii) earnings per share.

        (b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

        (c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee's Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d) Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is [200,000] Shares (subject to adjustment as provided in Section 3(b) hereof).

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

        (a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

        (b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

        (c) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 14 below, in writing after the Award agreement is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TAX WITHHOLDING

        (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver stock certificates to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

        (b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 13. TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment:

        (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

        (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 14. AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available, materially expand the eligibility to participate or materially extend the term of the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 14 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 15. STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 16. GENERAL PROVISIONS

        (a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

        (b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee's last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by United States mail, addressed to the grantee, at the grantee's last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic "book entry" records).

        (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy and procedures, as in effect from time to time.

        (e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 17. EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. Subject to such approval by the stockholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 18. GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: March 10, 2004

DATE APPROVED BY STOCKHOLDERS: May 13, 2004

Perini

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

The Board of Directors recommends a vote "FOR" the listed nominees.

1. The election of three (3) Class I Directors as described in the proxy statement of the Board of Directors to serve until the 2009 Annual Meeting.

Nominees:	For	Withhold
01 - Robert Band	☐	☐
02 - Michael R. Klein	☐	☐
03 - Robert L. Miller	☐	☐

B Issues

The Board of Directors recommends a vote "FOR" the following proposals.

Mark box at right if a comment has been noted below. ☐

Comments:

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears on this card. If stock is held in the name of more than one person, all holders should sign. When signing as an attorney administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority. If a partnership, please sign in partnership name by an authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
		/ /

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Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 18, 2006.

Thank you in advance for your prompt consideration of these matters.
Sincerely,
Perini Corporation

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF

PERINI CORPORATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 18, 2006

The undersigned hereby appoints Michael E. Ciskey as Proxy of the undersigned, with full power of substitution, and authorizes him to represent and to vote all shares of Common Stock of Perini Corporation held by the undersigned at the close of business on March 29, 2006, at the Annual Meeting of Stockholder to be held at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 18, 2006 at 9:00 a.m. or at any adjournments or postponements thereof.

UNLESS OTHERWISE SPECIFIED, THE UNDERSIGNED VOTE WILL BE CAST “FOR” PROPOSAL 1, THE ELECTION OF DIRECTORS AS SET FORTH HEREIN AND “FOR” PROPOSAL 2, TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006, AND “FOR” PROPOSAL 3 AND 4, TO TRANSACT OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THE PROXY IS HEREBY AUTHORIZED TO VOTE IN HIS BEST DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.